EXHIBIT 99.1

United Development Funding IV Reports First Quarter 2015 Financial Results

First Quarter 2015 Highlights – as compared to the first quarter of 2014:

•	Net interest income after provision for loan losses increased 9% to $17.6 million
•	Net income increased 21% to $14.3 million
•	Earnings per share increased 27% to $0.47
•	Net investments in loan participation interests and notes receivable increased 15% to $619.4 million

Grapevine, TX, May 6, 2015 – United Development Funding IV ("UDF IV" or the “Trust”) (NASDAQ: UDF) today reported net interest income after provision for loan losses for the quarter ended March 31, 2015, of $17.6 million, an increase of 9% as compared to $16.1 million in the quarter ended March 31, 2014. Net income for the first quarter of 2015 was $14.3 million, or $0.47 per share, an increase of 21% as compared to $11.8 million, or $0.37 per share, for the first quarter of 2014.

The portfolio of loan participation interests and notes receivable, net of the provision for loan losses and unamortized commitment fees, increased 15% to $619.4 million (132 loans) at March 31, 2015, from $537.5 million (120 loans) one year ago. The net debt to total capitalization ratio (calculated as debt less cash, divided by debt less cash plus equity) at March 31, 2015, was 24.1%. The Trust’s target range for this ratio is 30% to 35%.

On February 4, 2015, the Trust paid a previously announced special distribution of $0.04 per share to shareholders of record at the close of business on November 28, 2014. On April 4, 2015, the Trust announced that it would pay monthly distributions of $0.1367 per share on April 27, May 26 and June 25, 2015 to shareholders of record at the close of business on April 15, May 15 and June 15, 2015, respectively. The April monthly distribution was subsequently paid as announced.

The Trust expects to earn between $1.80 and $1.90 per share and to declare distributions of approximately $1.75 per share in fiscal 2015.

The Trust will host a conference call today (Wednesday, May 6, 2015) at 11:00 a.m. Eastern Time (ET). The dial-in number is 1-866-312-7299, and the call will also be webcast from the Trust’s website at www.udfiv.com. A replay of the call will be available after 2:00 p.m. ET on May 6, 2015 at 1-877-344-7529, access code 10063983. The replay will also be available from the Trust’s website at www.udfiv.com through midnight ET on May 20, 2015.

Hollis M. Greenlaw, CEO and Chairman, said, “UDF IV delivered another strong quarter for our shareholders as we continued to provide capital solutions to developers and homebuilders in the gradual recovery of the housing market.  The major Texas markets of Austin, Dallas/Fort Worth, Houston and San Antonio comprised 98% of our portfolio at March 31, 2015, led by the Dallas/Fort Worth market with 67% of our portfolio.  These markets continue to experience constricted supplies of finished vacant new homes, existing homes listed for sale and finished lots for new housing starts.  We believe that the current low inventory levels create significant opportunities for us to produce consistent earnings and sustainable monthly distributions as we grow our portfolio, generating strong returns for our shareholders.”

About United Development Funding IV

United Development Funding IV is a publicly traded Maryland real estate investment trust listed on The NASDAQ Global Select Market. UDF IV was formed primarily to generate current interest income by investing in secured loans and producing profits from investments in residential real estate. Additional information about UDF IV can be found on its website at www.udfiv.com. UDF IV may disseminate important information regarding its operations, including financial information, through social media platforms such as Twitter, Facebook and LinkedIn.

Important Cautionary Note Regarding Forward-Looking Statements

This press release may contain forward-looking statements within the meaning of Section 27A of the Securities Act of 1933, as amended, and Section 21E of the Securities Exchange Act of 1934, as amended. These forward-looking statements may relate to anticipated financial performance, business prospects, outcome of regulatory proceedings, market conditions and other matters. We make these forward-looking statements in reliance on the safe harbor protections provided under the Private Securities Litigation Reform Act of 1995. All statements included in this press release that address activities, events or developments that we expect, believe or anticipate will exist or may occur in the future, are forward-looking statements. These forward-looking statements are based on management's current intents, beliefs, expectations and assumptions and on information currently available to management that are subject to risks and uncertainties, many of which are outside of our control, and could cause future events or results to be materially different from those stated or implied in these forward-looking statements. Words such as "may," "anticipates," "expects," "intends," "plans," "believes," "seeks," "estimates," "would," "could," "should" and variations of these words and similar expressions are intended to identify forward-looking statements.

Forward-looking statements that were true at the time made may ultimately prove to be incorrect or false. We caution you not to place undue reliance on forward-looking statements, which reflect our management's view only as of the date of this press release. We undertake no obligation to update or revise any forward-looking statements made by us or on our behalf to reflect changed assumptions, the occurrence of unanticipated events or changes as a result of new information, future developments, subsequent events or circumstances or otherwise.  Factors that could cause actual results to differ materially from any forward-looking statements include but are not limited to:  changes in general economic conditions, the real estate market and the credit market; increases in development costs that may exceed estimates; development delays; increases in interest rates or decreases in residential lot take down or purchase rates; our borrowers' inability to sell residential lots; potential need to fund development costs not completed by the initial borrower or other capital expenditures out of operating cash flows; economic fluctuations in Texas, where our investments are geographically concentrated; retention of our senior management team; changes in property taxes; legislative and regulatory changes, including changes to laws governing the taxation of REITs; the availability of capital and financing; restrictive covenants in our credit facilities; and our ability to remain qualified as a REIT.

These factors should not be construed as exhaustive and should be read in conjunction with the other cautionary statements set forth in our Annual Report on Form 10-K for the fiscal year ended December 31, 2014, our Quarterly Reports on Form 10-Q and in subsequent filings with the U.S. Securities and Exchange Commission.

Contact:

Stacey Dwyer

United Development Funding IV

sdwyer@umth.com

Ph: 817-835-0650

UNITED DEVELOPMENT FUNDING IV

CONSOLIDATED BALANCE SHEETS

	March 31, 2015 (Unaudited)	December 31, 2014
Assets
Cash and cash equivalents	$13,275,211	$30,481,912
Restricted cash	9,421,941	7,048,976
Accrued interest receivable	27,567,767	18,098,976
Accrued receivable - related parties	4,558,894	3,343,867
Loan participation interest - related parties, net	43,098,179	40,658,253
Notes receivable, net	512,942,066	508,435,988
Notes receivable - related parties, net	63,352,060	60,497,391
Lot inventory	7,645,905	10,621,316
Other assets	2,660,101	2,966,105

Total assets	$684,522,124	$682,152,784

Liabilities and Shareholders' Equity
Liabilities:
Accrued liabilities	$3,641,734	$5,518,861
Accrued liabilities - related parties	1,318,804	1,228,028
Distributions payable	-	1,224,956
Notes payable	50,000,000	50,000,000
Lines of credit	123,622,439	120,238,340
Total liabilities	178,582,977	178,210,185

Shareholders' equity:
Shares of beneficial interest; $.01 par value; 400,000,000 shares authorized;
32,669,202 shares issued and 30,638,749 shares outstanding at March 31, 2015, and
32,657,880 shares issued and 30,627,427 shares outstanding at December 31, 2014	326,692	326,578
Additional paid-in-capital	572,375,086	572,077,700
Accumulated deficit	(25,360,845)	(27,059,893)
Shareholders' equity before treasury shares	547,340,933	545,344,385
Less: Treasury shares, 2,030,453 shares at March 31, 2015 and December 31, 2014, at cost	(41,401,786)	(41,401,786)
Total shareholders' equity	505,939,147	503,942,599

Total liabilities and shareholders' equity	$684,522,124	$682,152,784

UNITED DEVELOPMENT FUNDING IV

CONSOLIDATED STATEMENTS OF OPERATIONS

(UNAUDITED)

	Three Months Ended March 31,
	2015	2014

Interest income:
Interest income	$16,752,961	$14,990,373
Interest income - related parties	3,411,089	2,143,189
Total interest income	20,164,050	17,133,562

Interest expense:
Interest expense	2,577,253	363,031

Net interest income	17,586,797	16,770,531
Provision for loan losses	-	705,201
Net interest income after provision for loan losses	17,586,797	16,065,330

Noninterest income:
Commitment fee income	574,047	754,662
Commitment fee income - related parties	109,216	46,345
Lot inventory sales income	2,975,411	2,190,000
Total noninterest income	3,658,674	2,991,007

Noninterest expense:
Management fees - related party	2,487,708	2,699,882
Lot inventory sales cost	2,975,411	2,190,000
General and administrative	1,090,776	1,099,477
General and administrative - related parties	430,615	1,266,059
Total noninterest expense	6,984,510	7,255,418

Net income	$14,260,961	$11,800,919

Net income per weighted average share outstanding	$0.47	$0.37

Weighted average shares outstanding	30,632,033	32,003,112

Distributions per weighted average share outstanding	$0.41	$0.40

UNITED DEVELOPMENT FUNDING IV

CONSOLIDATED STATEMENTS OF CASH FLOWS

(UNAUDITED)

	Three Months Ended March 31,
	2015	2014
Operating Activities
Net income	$14,260,961	$11,800,919
Adjustments to reconcile net income to net cash provided by operating activities:
Provision for loan losses	-	705,201
Amortization expense	557,349	222,879
Share-based compensation	103,013	51,506
Changes in assets and liabilities:
Accrued interest receivable	(9,469,136)	(7,978,361)
Accrued receivable - related parties	(1,215,027)	569,299
Other assets	(251,345)	(100,395)
Accrued liabilities	(1,191,109)	267,734
Net cash provided by operating activities	2,794,706	5,538,782

Investing Activities
Investments in loan participation interest - related parties	(7,106,025)	(4,214,264)
Principal receipts from loan participation interest - related parties	4,666,100	2,582,202
Investments in notes receivable	(37,232,432)	(58,474,785)
Principal receipts from notes receivable	33,150,357	33,652,187
Investments in notes receivable - related parties	(4,768,529)	(4,014,331)
Principal receipts from notes receivable - related parties	1,490,201	792,095
Investments in lot inventory	-	(3,244,050)
Proceeds from sales of lot inventory	2,380,169	1,754,190
Net cash used in investing activities	(7,420,159)	(31,166,756)

Financing Activities
Purchase of treasury shares	-	(1,921,990)
Proceeds from borrowings on lines of credit	12,054,542	12,000,000
Payments on lines of credit	(8,670,442)	(1,699,160)
Distributions, net of shareholders' distribution reinvestment	(13,592,383)	(7,748,657)
Restricted cash	(2,372,965)	(1,176)
Net cash (used in) provided by financing activities	(12,581,248)	629,017

Net decrease in cash and cash equivalents	(17,206,701)	(24,998,957)
Cash and cash equivalents at beginning of year	30,481,912	33,565,191
Cash and cash equivalents at end of year	$13,275,211	$8,566,234

Supplemental Cash Flow Information:
Cash paid for interest	$2,441,081	$285,443

Supplemental Cash Flow Information - Non-Cash Investing and Financing Activities:
Shareholders' distribution reinvestment	$194,487	$5,150,692
Assignment of loans	$423,658	$-
Lot inventory purchased - earnest money	$595,242	$370,140